EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of X4 Pharmaceuticals, Inc. of our report dated March 21, 2024 relating to the financial statements, which appears in X4 Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 4, 2024